UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2006

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas	000-33267	43-1723043
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

717 North Harwood Street, Suite 1500
Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Settlement Agreement
Corporate Integrity Agreement
Press Release

Item 1.01 Entry Into a Material Definitive Agreement.
     On July 11, 2006, Odyssey HealthCare, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that on July 6, 2006 it entered into a settlement agreement (the “Settlement Agreement”) with the United States Department of Justice (“DOJ”) to resolve a previously-disclosed qui tam action relating to the eligibility of certain long length stay patients for the Medicare hospice benefit.
     The Settlement Agreement and first-in-time qui tam action focused exclusively on allegations that some of Odyssey’s long length of stay patients did not meet all of Medicare’s clinical eligibility criteria during portions of their terminal illness. In connection with the settlement, the DOJ and the first-in-time whistleblower/relator have agreed to file a joint stipulation dismissing the first-in-time qui tam action with prejudice and releasing the Company for all Medicare claims filed during the five year period of 2001 through 2005. The second-in-time whistleblowers/relators also have agreed to dismiss with prejudice their federal claims, which alleged a broad range of misconduct, including violations of the federal health care program anti-kickback law, violations of the Medicare Secondary Payer Statute, and a variety of billing fraud theories after the DOJ determined that it would not intervene in or pursue these allegations. The United States has filed its consent to such dismissal. Based on certain assurances from the DOJ, Odyssey is not aware of any ongoing federal health care investigation of the Company.
     Pursuant to the Settlement Agreement, the Company will make a cash payment to the United States in the amount of $12.925 million (the “Settlement Amount”) and a cash payment to counsel for the first-in-time whistleblower/relator in the amount of $75,000. These amounts are payable within five business days of the effective date of the Settlement Agreement.
     In connection and contemporaneously with the Settlement Agreement, the Company entered into a five-year Corporate Integrity Agreement (the “CIA”) with the Office of Inspector General of the United States Department of Health and Human Services. Pursuant to the CIA, the Company is required, among other things, to enhance its current compliance program by performing periodic clinical reviews, which will be verified, but not conducted, by an independent verification organization.
     The above descriptions of the Settlement Agreement and the CIA are qualified in their entirety by the full text of the Settlement Agreement and the CIA, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 8.01 Other Events.
     The information reported under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this item.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, dated July 6, 2006, among the United States of America acting through the entities named therein, JoAnn Russell and Odyssey HealthCare, Inc.

10.2	Corporate Integrity Agreement, dated July 6, 2006, between the Office of Inspector General of the Department of Health and Human Services and Odyssey HealthCare, Inc.

99.1	Press Release, dated July 11, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.

Date: July 11, 2006	By:	/s/ Douglas B. Cannon

Douglas B. Cannon
Senior Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Settlement Agreement, dated July 6, 2006, among the United States of America acting through the entities named therein, JoAnn Russell and Odyssey HealthCare, Inc.

10.2	Corporate Integrity Agreement, dated July 6, 2006, between the Office of Inspector General of the Department of Health and Human Services and Odyssey HealthCare, Inc.

99.1	Press Release, dated July 11, 2006.